Exhibit 99.1

News Release

Contacts:

At InSight:

Steven T. Plochocki

President & CEO

949-282-6000

Brian G. Drazba

Executive Vice President & CFO

949-282-6000

INSIGHT HEALTH SERVICES CORP. COMPLETES PURCHASE OF TWENTY-ONE
DIAGNOSTIC IMAGING CENTERS

LAKE FOREST, CALIFORNIA, April 6, 2004 –InSight Health Services Corp., a leading provider of diagnostic imaging services, (“InSight”) announced today that one of its wholly owned subsidiaries has completed the purchase of 21 diagnostic imaging centers located in California, Arizona, Texas, Kansas, Pennsylvania and Virginia formerly owned by the Comprehensive Medical Imaging subsidiaries of Cardinal Health, Inc.  The parties are still in negotiations with respect to the closing of the purchase of the twenty-second center.

About InSight Health Services

InSight, headquartered in Lake Forest, California, provides diagnostic imaging and information, treatment and related management services.  It serves managed care entities, hospitals and other contractual customers in 30 US states, including five major US markets:  California, the Southwest, including a major presence in Texas, the Midwest, the Northeast and the Southeast.  For more information visit InSight’s website at www.insighthealth.com.

Forward-Looking Statements

The matters set forth in this release are forward-looking statements that are dependent on certain risks and uncertainties, including such factors as availability of financing to consummate the transaction; obtaining the necessary approvals to consummate the transaction; conditions within the healthcare environment; limitations and delays in reimbursement by third party payors; adverse utilization trends for certain diagnostic imaging procedures; the potential for rapid and significant changes in technology and their effect on InSight’s operations; operating, legal, governmental and regulatory risks; economic, political and competitive forces affecting InSight’s business; contract renewals; financial stability of InSight’s customers; market competition; InSight’s ability to successfully integrate acquisitions; and other risk factors detailed in InSight’s SEC filings.

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